Exhibit 99.1

News Release

Graham Corporation ♦ 20 Florence Avenue ♦ Batavia, NY 14020

GRAHAM CORPORATION ACQUIRES FLACKTEK, STRENGHTHENING MISSION-CRITICAL ENGINEERED PRODUCTS PLATFORM

•	Establishes advanced mixing and material processing as the third pillar to Graham’s mission-critical engineered products portfolio

•	Adds proprietary mixing products, utilizing bladeless dual asymmetric centrifugal principles, which builds off the strong foundation in vacuum, heat transfer, and high-speed turbomachinery

•	Strong overlap across Graham’s end markets and customers; Defense, Energy & Process and Space with new sub-markets including battery, medical, nuclear, semiconductor, and personal care

•	Enhances long-term growth through disruptive technology, recurring consumables, and aftermarket opportunities in established and emerging end-markets

BATAVIA, NY, January 26, 2026 – Graham Corporation (NYSE: GHM) (“GHM” or “the Company”), a global leader in the design and manufacture of mission-critical fluid, power, heat transfer and vacuum technologies for the Defense, Energy & Process, and Space markets, today announced the acquisition of FlackTek Manufacturing, LLC and FlackTek Sales, LLC (“FlackTek”), a pioneer in advanced mixing and material processing solutions.

The acquisition adds advanced materials processing as a third core platform for Graham, alongside Graham Manufacturing, specializing in vacuum & heat transfer, and Barber-Nichols, specializing in turbomachinery. FlackTek will operate as a wholly owned subsidiary of Graham Corporation, maintaining its headquarters in Louisville, Colorado with a satellite location in Greenville, South Carolina, and will be integrated into Graham’s financial, compliance, and operational infrastructure.

Under the terms of the transaction, Graham acquired 100% of the equity of FlackTek for a purchase price of $35 million, which was paid 85% in cash and 15% using 75,818 shares of Graham’s common stock, along with the potential to earn an additional $25 million in future performance-based cash earnouts over four years beginning with the Company’s fiscal year 2027, based upon achieving progressively increasing adjusted EBITDA performance targets each year. The base purchase price represents approximately 12x FlackTek’s projected adjusted EBITDA for 2026.

“FlackTek represents a highly strategic addition to Graham’s mission-critical product portfolio and directly aligns with our long-term vision to build differentiated, technology-led platforms,” said Matthew J. Malone, President and Chief Executive Officer of Graham Corporation. “The fundamental physics behind advanced mixing align closely with Graham’s core competencies in vacuum, heat transfer, and turbomachinery, enabling new opportunities to solve complex materials processing challenges for customers across defense, aerospace, and industrial markets. It’s unique that the FlackTek product portfolio impacts the full value chain from the mine to final assembly with applicability in upstream, midstream, and downstream applications.”

Matt Gross, Chief Executive Officer of FlackTek, said, “Joining Graham marks an exciting new chapter for FlackTek. Graham’s engineering heritage, manufacturing expertise, and strong presence in our core end markets provide an ideal platform to accelerate our growth while preserving the innovation and customer focus that define our culture. I look forward to continuing to lead the FlackTek team as part of Graham and continue to expand the impact of our technology together.”

Overview of FlackTek

Recognized as a leader in high-performance, bladeless centrifugal mixing, FlackTek designs and manufactures advanced mixing systems, accessories, consumables, and material processing solutions built on its proprietary product portfolio. Headquartered in Louisville, Colorado, FlackTek maintains a strong domestic manufacturing footprint complemented by an established international distribution network.

FlackTek’s technology delivers highly repeatable, precision mixing with significantly faster cycle times, minimal entrained air, reduced downtime between batches, consistency in production, and reduced heat transfer compared to traditional bladed methods. These performance advantages are critical in applications where material integrity and consistency are paramount. As a result, FlackTek’s systems are trusted by a global customer base that includes leading OEMs, research and development centers, defense laboratories, and industrial manufacturers serving adhesives, sealants, functional coatings, composites, electronics, and other advanced materials markets.

The company has successfully expanded its portfolio beyond laboratory-scale systems into larger, highly differentiated platforms, most notably the MEGA™ system, enabling customers to scale advanced materials processing from R&D through pilot and into production environments.

With approximately $30 million in annualized revenue, FlackTek has built a growing installed base that generates recurring demand for consumables, accessories, and services, enhancing revenue visibility and durability. FlackTek’s technical excellence, mixing effectiveness and efficiency, service responsiveness, innovation, and reliability, position it well for continued growth through both expanded end-market penetration and broader sales channel development.

FlackTek Strategic Rationale

The acquisition of FlackTek meaningfully expands Graham’s ability to solve complex customer challenges that increasingly demand integrated solutions spanning rotating machinery, vacuum environments, thermal management, and advanced materials processing. FlackTek’s technology sits naturally alongside Barber-Nichols’ turbomachinery and Graham Manufacturing’s vacuum and heat transfer systems, creating a more comprehensive engineered solutions platform.

FlackTek adds a proven and defensible product portfolio with a shared customer base and an installed footprint that extends across the full value chain, from upstream to downstream production and quality control. Its mixing systems are process-critical and market-agnostic, serving defense, energetics, oil & gas, food, battery, aerospace and space, medical, and other industrial applications where precision, repeatability, and consistency drive value.

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By adding a differentiated engineered systems business with strong intellectual property and recurring revenue characteristics, the acquisition is expected to enhance margins, deepen customer relationships, and unlock cross-platform innovation opportunities across Graham’s defense, energy & process, and space end markets.

Other Transaction Details

The cash portion of the consideration was funded through a combination of cash on hand and borrowings under the Company’s existing credit facilities.

In connection with the acquisition, Graham amended its credit agreement to enhance financial flexibility and support continued investment in organic growth initiatives and opportunistic acquisitions. The amendment increased the Company’s revolving credit facility from $50 million to $80 million, providing additional capacity to execute its capital allocation strategy and future growth.

Following the closing of the transaction, Graham’s pro forma leverage ratio is approximately 1.2x, consistent with the Company’s disciplined capital allocation framework and targeted leverage profile. The overall transaction structure, including the upfront consideration and a performance-based earnout component, aligns with Graham’s long-term financial objectives while preserving balance sheet strength and liquidity.

FlackTek’s Chief Executive Officer, Matt Gross, will join Graham’s leadership team as Vice President and General Manager and will continue to lead the FlackTek business, ensuring continuity of operations and strategic execution.

The Company has published a supplemental presentation in connection with the announced acquisition. This presentation is available under the “Events & Presentations” section of the Company’s website at ir.grahamcorp.com. The Company will provide additional details on the acquisition and update its fiscal 2026 outlook on its Fiscal 2026 Third Quarter earnings call scheduled for 11:00 am ET on Friday, February 6, 2026.

About Graham Corporation

Graham is a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the Defense, Energy, & Process, and Space industries. Graham Corporation and its family of global brands are built upon world-renowned engineering expertise in vacuum and heat transfer, cryogenic pumps, and turbomachinery technologies, as well as its responsive and flexible service and the unsurpassed quality customers have come to expect from the Company’s products and systems. Graham Corporation routinely posts news and other important information on its website, grahamcorp.com, where additional information on Graham Corporation and its businesses can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

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Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “positions,” “will,” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, profitability of future projects and the business, its ability to deliver to plan, realization of benefits from the acquisition of FlackTek, the integration and operation of FlackTek, and the effect of the FlackTek acquisition on our growth are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission (the “SEC”), included under the heading entitled “Risk Factors”, and in other reports filed with the SEC.

Should one or more of these risks or uncertainties materialize or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:
Christopher J. Thome	Tom Cook
Vice President - Finance and CFO	Investor Relations
Phone: (585) 343-2216	(203) 682-8250
CThome@graham-mfg.com	Tom.Cook@icrinc.com

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